Exhibit 10.1
Execution Version
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 16, 2022, is by and among Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”), and the investor listed on the Schedule of Buyers attached hereto (the “Buyer”).
RECITALS
A.    The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
B.    The Company has authorized a new series of Secured Convertible Notes in the form attached hereto as Exhibit A (the “Notes”), that it wishes to issue and sell to the Buyer at the Closing (as defined below) upon the terms and conditions stated in this Agreement, which such Notes shall under certain circumstances entitle the Buyer to receive shares of the Company’s common shares, par value $0.001 per share (together with any capital stock into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares, the “Common Shares”) (such underlying Common Shares issuable pursuant to the terms of the Notes, the “Note Shares”).
C.    The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) the aggregate principal amount of Notes (as defined above) set forth opposite the Buyer’s name in column (3) of the Schedule of Buyers and (ii) a warrant to initially acquire up to that aggregate number of additional Common Shares set forth opposite the Buyer’s name in column (4) on the Schedule of Buyers, substantially in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Shares”).
D.    At the Closing (as defined below), the parties hereto shall execute and deliver (1) the Debenture, dated as of the date hereof, in the form attached hereto as Exhibit C (the “Debenture”), pursuant to which the Company has agreed to grant a first lien security interest over certain assets of its Subsidiaries to GLAS Americas LLC, and its successor or assigns, solely in its capacity as security agent (the “Security Agent”) for itself and the Buyer.
E.    The Notes, the Note Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:
1.                PURCHASE AND SALE OF NOTES AND WARRANTS.
(a)    Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7, as applicable, the Company shall, in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D, issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Closing Date (as defined below) the aggregate principal amount of Notes as is set forth opposite the Buyer’s name in column (3) on the Schedule of Buyers along with Warrants to initially acquire up to that aggregate number of Warrant Shares as is set forth opposite the Buyer’s name in column (4) on the Schedule of Buyers.
(b)    Closing. The closing (the “Closing”) of the purchase of the Notes and the Warrants by the Buyer shall occur by electronic transmission or other transmission as mutually acceptable to the parties.

Closing shall occur on the date on which the conditions to Closing set forth in Sections 6 and 7 are satisfied or waived (or such other date as is mutually agreed to by the Company and the Buyer) (the “Closing Date”). As used herein “Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in The City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in The City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are open for use by customers on such day.
(c)    Purchase Price. The aggregate purchase price for the Notes and the Warrants to be purchased by the Buyer (the “Purchase Price”) shall be the amount set forth opposite the Buyer’s name in column (5) on the Schedule of Buyers. The Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).
(d)    Form of Payment. On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company, by wire transfer of immediately available funds to an account designated by the Company in writing to the Buyer at least three Business Days prior to the Closing Date, for the aggregate number of Notes and Warrants to be issued and sold to the Buyer at the Closing Date set forth opposite the Buyer’s name on the Schedule of Buyers and (ii) the Company shall issue and deliver to the Buyer (A) the aggregate principal amount of the Notes as is set forth opposite the Buyer’s name in column (3) of the Schedule of Buyers, and (B) the Warrants pursuant to which the Buyer shall have the right to initially acquire up to such aggregate number of Warrant Shares as is set forth opposite the Buyer’s name in column (4) of the Schedule of Buyers, in each case, duly executed on behalf of the Company and registered on the books and records of the Company in the name of the Buyer or its designee.
2.            BUYER’S REPRESENTATIONS AND WARRANTIES.
The Buyer represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:
(a)    Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)    No Public Sale or Distribution. The Buyer (i) is acquiring its Note and Warrants, (ii) upon conversion of its Note will acquire the Note Shares issuable upon conversion thereof, and (iii) upon exercise of its Warrants will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

Wejo | Securities Purchase Agreement	Page 2

(c)    Accredited Investor Status. At the time the Buyer was offered the Securities, it was and, as of the date hereof, the Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(d)    Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.
(e)    Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have had (i) the opportunity to review the Transaction Documents, and the SEC Documents (as defined below), and has been afforded the opportunity to ask such questions of the Company as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives, nor any knowledge of the Buyer or any such advisors, whether obtained thereby or otherwise, shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained herein. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. The Buyer did not learn of the investment in the Securities as a result of any general solicitation or general advertising. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Buyer is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for statements, representations and warranties contained in this Agreement, in making its investment or decision to invest in the Company.
(f)    No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)    Transfer or Resale. The Buyer understands that the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by the Buyer or any other holder of such Securities unless (i) subsequently registered thereunder, (ii) the Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) ; provided, that, from and after each date that is six months following (each, a “Holding Period Start Date”) (1) the date of issuance of the Notes with respect to the Notes and the Note Shares, (2) the date of issuance of the Warrants with respect to the Warrants and any Warrant Shares obtained pursuant to a net exercise under the terms of the Warrants and (3) the date of exercise with respect to any Warrant Shares obtained other

Wejo | Securities Purchase Agreement	Page 3

than pursuant to a net exercise under the terms of the Warrants, at the request of the Buyer, the Company shall, if prior to the first anniversary of the applicable Holding Period Start Date, so long as the Company is then in compliance with Section 4(c) hereof, deliver to the Buyer or the Company’s Transfer Agent, as applicable, an opinion of counsel to the Company, at the Company’s expense and in a form reasonably acceptable to the Buyer, that (A) to the extent such opinion is provided prior to the first anniversary of the applicable Holding Period Start Date, adequate public information with respect to the Company is then available (within the meaning of Rule 144(c)) and (B) that a sale of the applicable Securities may otherwise be made in accordance with the terms of Rule 144; provided further, that, if the Company reasonably believes that the Buyer is an “affiliate” as defined pursuant to Rule 405 of the Securities Act at the time the Buyer requests such opinion, then, the Company shall not be required to provide an opinion pursuant to this Section 2(g). Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer shall not effect a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).
(h)    Validity; Enforcement. This Agreement and the Debenture have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)    No Conflicts. The execution, delivery and performance by the Buyer of this Agreement, the Debenture and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) assuming the accuracy of the Company’s representation and warranties herein, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.
(j)    No Bad Actor Disqualification Event. The Buyer represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the 1933 Act (a “Disqualification Event”) is applicable to the Buyer or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Buyer’s securities for purposes of Rule 506(d).
3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Buyer that, as of the date hereof and as of the Closing Date:
(a)    Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing (if a good standing concept exists in such jurisdiction) under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing (if a good standing concept exists in such jurisdiction) in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the

Wejo | Securities Purchase Agreement	Page 4

extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company or its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments entered into in connection herewith or therewith or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents; provided, in no event, shall a change in the market price of the Common Shares alone constitute a Material Adverse Effect, provided that the underlying cause of such change in stock price may be considered in determining whether there was a Material Adverse Effect; and provided further, that the effects of changes in applicable laws, ordinance or regulations of any Governmental Entity or changes in GAAP shall not, standing alone, constitute a Material Adverse Effect, solely to the extent that such change does not have a material and disproportionate adverse impact on the Company and its Subsidiaries, taken as a whole. Other than the Persons (as defined below) set forth in the Company’s SEC Documents, the Company has no significant Subsidiaries within the meaning of Rule 1-02(w) of Regulation S-X. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(b)    Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. Each Subsidiary has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, and the reservation for issuance and the issuance of the Note Shares and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants), have been duly authorized by the Company’s board of directors (the “Board of Directors”), and (other than a Listing of Additional Shares Notification with Nasdaq (as defined below) (the “Nasdaq Notification”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body in connection therewith. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Debenture and the Irrevocable Transfer Agent Instructions (as defined below) and each of the other written agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
(c)    Issuance of Securities. The issuance of the Securities is duly authorized and when issued and delivered in accordance with the terms of the Transaction Documents, the Securities shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. The Note Shares (upon issuance in accordance with the Notes) and the Warrant Shares (upon issuance in accordance with the Warrants), will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights or Liens

Wejo | Securities Purchase Agreement	Page 5

with respect to the issuance thereof, with the Buyer being entitled to all rights accorded to a holder of Common Shares.
(d)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Note Shares and the Warrant Shares, and the reservation for issuance of the Note Shares and the Warrant Shares) will not (i) result in a violation of the Company’s certificate of incorporation (as may be amended from time to time, “Certificate of Incorporation”), certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) assuming the accuracy of the representations and warranties in Section 2, result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations, and the rules and regulations of The Nasdaq Stock Market (“Nasdaq”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, assuming, with respect to clauses (ii) and (iii) above, the making of the Nasdaq Notification and except in the case of clauses (ii) and (iii) above, for such breaches, violations or conflicts as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(e)    Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Nasdaq Notification, filings necessary to perfect the Liens granted under the Debenture, consents from certain of the Company’s lenders, and such consents, authorizations, filings or registrations the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. Other than the Nasdaq Notification, all consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. Other than as disclosed in the Company’s SEC Documents, the Company is not in violation of the requirements of Nasdaq and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Shares. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.
(f)    Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not currently (i) an officer or director of the Company or any of its Subsidiaries or (ii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as

Wejo | Securities Purchase Agreement	Page 6

amended (the “1934 Act”)) of more than 19.99% of the shares of any voting class of the Common Shares. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.
(g)    No General Solicitation; No Placement Agent. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Except for Bryan, Garnier and Co, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
(h)    No Integrated Offering. None of the Company, its Subsidiaries or any of their Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require approval of stockholders of the Company in connection with the offering of the Securities for purposes of the 1933 Act or under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their Affiliates nor any Person acting on their behalf has taken or will take any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.
(i)    Dilutive Effect. The Company understands and acknowledges that the number of Note Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Note Shares pursuant to the terms of the Notes and the Warrant Shares pursuant to the terms of the Warrants in accordance with the terms thereof and this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
(j)    Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill, stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Memorandum of Association (as defined below) or other organizational documents or the laws of the jurisdiction of its incorporation which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.
(k)    Financial Statements. During the one year prior to the date hereof and the Closing Date, the Company has timely filed all reports required to be filed by it with the SEC (other than Section 16

Wejo | Securities Purchase Agreement	Page 7

ownership filings) pursuant to the reporting requirements of the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose) (all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (or if amended, such date of amendment), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates (or if amended, such date of amendment), the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Documents (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in material compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent auditors that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.
(l)    Absence of Certain Changes. Since the date of the Company’s most recent unaudited financial statements contained in the Company’s most recently filed, prior to the date hereof, Quarterly Report on Form 10-Q, there has been no Material Adverse Effect. Since the date of the Company’s most recent un audited financial statements contained in the Company’s most recently filed, prior to the date hereof, Quarterly Report on Form 10-Q, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets, individually or in the aggregate, outside of the ordinary course of business, (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business or (iv) made any revaluation of any of their respective material assets other than in the ordinary course of business.
(m)    Insolvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof and as of the Closing Date, and after giving effect to the transactions contemplated hereby to occur on the Closing Date, will not be Insolvent (as defined below). For purposes of this Section, “Insolvent” means, (i) with respect to the Company and its

Wejo | Securities Purchase Agreement	Page 8

Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature.
(n)    Listing and Trading. During the one year prior to the date hereof, (i) the Common Shares have been listed or designated for quotation on Nasdaq, (ii) trading in the Common Shares has not been suspended by the SEC or Nasdaq and (iii) the Company has received no communication, written or oral, from the SEC or Nasdaq regarding the suspension or delisting of the Common Shares from Nasdaq.
(o)    Foreign Corrupt Practices. Neither the Company, any of the Company’s Subsidiaries, nor any director or officer, nor, to the Company’s knowledge, any agent or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act or any other applicable anti-bribery or anti-corruption laws (individually and collectively, “Anti-Corruption Laws”), nor, to the Company’s knowledge, has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official or unofficial capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:
(i)    (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or
(ii)    assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.
Neither the Company nor any of its Subsidiaries will use, directly or indirectly, any part of the proceeds of the offering in any manner that would constitute a violation of Anti-Corruption Laws. “Company’s Knowledge”, or any similar phrase with respect to the knowledge of the Company, means the knowledge of Richard Barlow, John Maxwell, and Mina Bhama, in each case after reasonable inquiry.
(p)    Sarbanes-Oxley Act. The Company and each of its Subsidiaries is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and any and all applicable rules and regulations promulgated by the SEC thereunder.
(q)    Transactions With Affiliates. Except as disclosed in the SEC Documents or for which no disclosure is required in the SEC Documents, no current or former employee, partner, director, officer or shareholder (direct or indirect) of the Company or its Subsidiaries, or any associate, or, to the knowledge of the Company, any Affiliate of any thereof, or any relative with a relationship no more remote than first cousin of any of the foregoing, is presently or has been (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such

Wejo | Securities Purchase Agreement	Page 9

director, officer or shareholder or such associate or Affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common shares or ordinary shares, as applicable, of a company whose securities are traded on or quoted through an Eligible Market (as defined below)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, shareholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries, as the case may be, and (iii) for other standard employee benefits made generally available to all employees or executives (including share option agreements outstanding under any share option plan approved by the Board of Directors of the Company).
(r)    Authorized and Outstanding Share Capital; Existing Obligations. As of the date of this Agreement, the authorized share capital of the Company consists of 634,000,000 Common Shares, of which, as of December 14, 2022, 108,699,684 Common Shares are issued and outstanding. Except as set forth in the SEC Documents, (i) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (ii) other than stock options, restricted share units and deferred share units awarded to employees, directors and consultants of the Company under equity incentive plans adopted by the Board of Directors of the Company and described in the SEC Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or shares of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or shares of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer a true, correct and complete copies of the Company’s Certificate of Incorporation and memorandum of association (as amended from time to time, “Memorandum of Association”), as amended, and as in effect on the date hereof.
(s)    Indebtedness and Other Contracts. Except as set forth in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) has any financing statements securing obligations in any amounts filed against the Company or any of its Subsidiaries or with respect to any of their respective assets; (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in

Wejo | Securities Purchase Agreement	Page 10

the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses consistent with past practices and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
(t)    Litigation. There is no material action, suit, arbitration, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Shares or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in the SEC Documents. To the knowledge of the Company, no director, officer or employee of the Company or any of its Subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending, contemplated or anticipated, any inquiry or investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its officers (as defined in Rule 16a-1(f) promulgated under the 1934 Act) and members of its Board of Directors, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.
(u)    Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought

Wejo | Securities Purchase Agreement	Page 11

or applied for, and neither the Company nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
(v)    Employee Relations. The Company and its Subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(w)    Title. Each of the Company and its Subsidiaries holds good title to, or a valid leasehold interest in, all real property, leases in real property, facilities or other interests in real property owned or held by the Company or any of its Subsidiaries that is material to the business of the Company (the “Real Property”). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not materially impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.
(x)    Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company and its Subsidiaries to conduct their respective businesses (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair (ordinary wear and tear excepted), are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the date hereof and each Closing Date. Except as disclosed in the SEC Documents, each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (i) Liens for current taxes not yet due, (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (iii) other Permitted Liens (as defined below).
(y)    Intellectual Property Rights. The Company and each of its Subsidiaries owns or possesses adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights, which are necessary to conduct their respective businesses, have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. To the best knowledge of the Company, neither the Company nor any of its Subsidiaries has, (i) infringed, misappropriated, diluted or violated the Intellectual Property Rights of others, (ii) violated any material term or provision of any contract concerning Intellectual Property Rights, (iii) violated any material right of any person (including any right to privacy or publicity), or (iv) conducted its business in a manner that would constitute unfair competition or unfair trade practices under the laws of any jurisdiction. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights of others that would reasonably be expected to have a Material Adverse Effect on the Company. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and

Wejo | Securities Purchase Agreement	Page 12

each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets within the Intellectual Property Rights of the Company that are materially necessary to conduct their respective businesses. To the knowledge of the Company, no third party is infringing, violating or misappropriating any Company owned Intellectual Property Rights, and there is no claim pending or proceeding regarding any such actual or alleged infringement, misappropriation or other violation of any Company owned Intellectual Property Rights. All former and current employees, contractors and consultants of the Company who have contributed to the creation or development of the Company owned Intellectual Property Rights have executed a valid and enforceable agreement containing an irrevocable assignment to the Company of all of their ownership and other rights therein, including to any invention, improvement or discovery.
(z)    Environmental Laws.
(i)     The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, except in each of the foregoing clauses (i), (ii) and (iii), where the failure to so comply or having such permits, licenses or other approval would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous materials, substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
(ii)    No Hazardous Materials:
(A)    to the Company’s knowledge, have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or
(B)    to the Company’s knowledge, are present on, over, beneath, in or upon any Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws or in quantities, a manner or location that would reasonably be expected to require remedial action by the Company or any of its Subsidiaries pursuant to any Environmental Laws. No prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect.
(iii)    To the Company’s knowledge, neither the Company nor any of its Subsidiaries knows of any other Person that has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.
(iv)    To the Company’s knowledge, none of the Real Property is on any federal or state “Superfund” list or Comprehensive Environmental Response, Compensation and Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.
(v)    Neither the Company nor its Subsidiaries is subject to any pending or, to the Company’s or its Subsidiaries knowledge, threatened claim or proceeding to any Environmental Laws,

Wejo | Securities Purchase Agreement	Page 13

except for any claims or proceeding that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(aa)    Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and (ii) has timely paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or for cases in which the failure to pay would not have a Material Adverse Effect. There is no tax deficiency that has been determined adversely to the Company or any of its Subsidiaries which has had a Material Adverse Effect, nor does the Company or its Subsidiaries have any knowledge or notice of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have a Material Adverse Effect.
(bb)    Internal Accounting and Disclosure Controls. Except as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintain internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, since the filing of the Company’s most recently filed, prior to the date hereof, Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has received any notice or correspondence from any accountant, Governmental Entity or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its Subsidiaries.
(cc)    Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.
(dd)    Investment Company Status. The Company is not, and upon consummation of the sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or a company controlled by an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(ee)    Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company that (i) the Buyer has not been asked by the Company or any of its Subsidiaries to agree, nor has the Buyer agreed with the Company or any of its Subsidiaries, to desist from

Wejo | Securities Purchase Agreement	Page 14

effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) the Buyer, and counterparties in “derivative” transactions to which the Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Shares which was established prior to the Buyer’s knowledge of the transactions contemplated by the Transaction Documents; (iii) the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) the Buyer may rely on the Company’s obligation to timely deliver Common Shares as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Shares. The Company further understands and acknowledges the Buyer may after the date hereof engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares) at various times prior to or during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Note Shares deliverable with respect to the Securities are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable Common Shares), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any other Transaction Document or any of the documents executed in connection herewith or therewith.
(ff)    Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.
(gg)    Transfer Taxes. All stock transfer or other similar taxes (excluding, for the avoidance of doubt, any and all taxes imposed on or measured by income (however denominated) and similar taxes) which are required to be paid in connection with the initial issuance, sale and transfer of the Securities to be sold to the initial Buyer by the Company hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any Note Shares pursuant to the Notes in a name other than that of the initial Buyer (including pursuant to any assignment or transfer by the initial Buyer of the Notes), and the Company shall not be required to issue or deliver such Note Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
(hh)    Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.
(ii)    Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any

Wejo | Securities Purchase Agreement	Page 15

of its Subsidiaries or Affiliates, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office to influence official action or secure an improper advantage. To the extent that any officer, director, employee or agent of the Company or any of its Subsidiaries has made any political contribution(s), such contribution(s) did not involve (directly or indirectly) funds of the Company or any of its Subsidiaries.
(jj)    Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations.
(kk)    Sanctions. None of the Company, any of its Subsidiaries or any director, officer, employee or, to the knowledge of the Company and its Subsidiaries, agent or other person acting for or on behalf of the foregoing is the subject or target of any economic or financial sanctions imposed, administered or enforced by the United States (including the U.S. Department of the Treasury Office of Foreign Assets Control and the U.S. Department of State) or other relevant sanctions authority (collectively, “Sanctions” and each such Person, a “Sanctioned Person”). The operations of the Company and its Subsidiaries are, and have been conducted within the past five years, in compliance with applicable Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any part of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund or facilitate any dealings or transactions with, involving or for the benefit of any Sanctioned Person, or otherwise in any manner that would constitute or give rise to a violation of any Sanctions by any Person (including any Person participating in the offering, whether as buyer, underwriter, advisor, investor or otherwise).
(ll)    Stock Option Plans. During the past year, each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and applicable law. To the Company’s knowledge, no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.
(mm)    Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases used or owned by, or leased or licensed to, the Company or any of its Subsidiaries (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and

Wejo | Securities Purchase Agreement	Page 16

Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(nn)    Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.
(oo)    No Disqualification Event. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, or, to the Company’s knowledge, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.
(pp)    Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Buyer or potential purchasers in connection with the sale of any Regulation D Securities, except for Bryan, Garnier and Co.
(qq)    Margin Stock. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the Transaction Documents will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

Wejo | Securities Purchase Agreement	Page 17

(rr)    Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Buyer or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that the Buyer has relied on and will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Buyer regarding the Company and its Subsidiaries, its businesses and the transactions contemplated hereby furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All of the written information furnished after the date hereof by or on behalf of the Company or any of its Subsidiaries to the Buyer pursuant to or in connection with this Agreement and the other Transaction Documents, taken as a whole, will be true and correct in all material respects as of the date on which such information is so provided and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Buyer does not make or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.
(ss)    No Additional Agreements. The Company does not have any agreement or understanding with the Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.
(tt)    Incorporation by Reference. All Representations of the Company and its Subsidiaries included in that certain Loan Note Instrument, dated as of April 21, 2021, executed by Wejo Limited (as amended, supplemented or otherwise modified from time to time, the “Senior Loan Document”) are hereby incorporated by reference, mutatis mutandis, with the exception of Sections 10.9, 10.10, 10.12 and 10.15 of the Senior Loan Document.
4.                COVENANTS.
(a)    Best Efforts. The Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.
(b)    Blue Sky. The Company shall take such action as the Company shall reasonably determine is necessary, or the Buyer may reasonably request, in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.
(c)    Reporting Status. Until 36 months from the Closing Date, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the 1934 Act shall be considered timely for this purpose), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

Wejo | Securities Purchase Agreement	Page 18

(d)    Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Note Shares and Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Shares are then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Note Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the Common Share’s listing or authorization for quotation (as the case may be) on Nasdaq, The New York Stock Exchange, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.
(e)    Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, The Depository Trust Company (“DTC”) fees or broker’s commissions (other than for Persons engaged by the Buyer) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and reasonable and documented out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.
(f)    No Short Sales. While any Notes issued hereunder are outstanding unless an Event of Default has occurred, (x) the Buyer will not, and will not agree to, enter into any short, hedge, forward contract, derivative or similar transaction relating to the Common Shares (but not including any sale marked “short exempt”) and (y) the Buyer will cause any of their Affiliates not to maintain a Net Short Position (as defined below). For the purposes of determining compliance with the foregoing, the following shall apply:
(i)    For purposes hereof, a “Net Short Position” by a person means a position whereby such Person has executed one or more sales of Common Shares that is marked as a short sale (but not including any sale marked “short exempt”) and that is executed at a time when such Person has no equivalent offsetting “long” position in the Common Shares (or is deemed to have a long position in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sales either (x) that is a result of a bona-fide trading error on behalf of such Person (or its Affiliates) or required to be marked “short” by the broker of such Person at such time as such trade is not required to be marked “short” pursuant to Regulation SHO of the 1934 Act or (y) that would otherwise be marked as a “long” sale, but for the occurrence of a breach of any term or condition of any security or agreement, in each case, by the Company or its Transfer Agent, as applicable, shall be excluded from such calculations.
(ii)    For purposes of determining whether a Person has an equivalent offsetting “long” position in the Common Shares, (A) all Common Shares that are owned by such Person shall be deemed held “long” by such Person, (B) any shares of Common Shares issuable upon conversion and/or exercise of any convertible security, warrant and/or option of the Company (without regard to any limitations on conversion or exercise thereof) shall be deemed held “long” by such Person, until such time as such Person shall no longer own such convertible security, warrant or option, (C) any shares of Common Shares that the Company has elected to issue to the Buyer pursuant to the terms of this Agreement shall be deemed held “long” by the Buyer from and after the date that is two Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Common Shares initiated on the applicable issuance date) prior to the deadline for delivery of such Common Shares to the Buyer, as set forth in this Agreement, and (D) any shares issuable under the Notes because the Company has elected, in accordance with the terms thereof, to satisfy a payment under Notes through the issuance of

Wejo | Securities Purchase Agreement	Page 19

Common Shares, shall be deemed held “long” by the holders of such Notes that are entitled to receive such shares. “Trading Day” means a day that the Eligible Market (as hereinafter defined) on which the Common Shares of the Company are then listed is open for trading.
(g)    Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer that is effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.
(h)    Disclosure of Transactions and Other Material Information.
(i)    Disclosure of Transaction. Except with the Buyer’s prior written consent, neither the Company nor any of its Subsidiaries or Affiliates shall issue a press release disclosing the transactions contemplated by the Transaction Documents. No later than 5:30 p.m., New York time, on the fourth Business Day after the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (the “8-K Filing”); provided that the Company shall provide a copy of such Current Report on Form 8-K prior to publication with sufficient time for the Buyer to review and comment upon prior to such 8-K Filing, and in any event no fewer than two Business Days in advance of its publication, and incorporate any comments to such Current Report on Form 8-K reasonably requested by the Buyer. From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and the Buyer or any of its Affiliates, on the other hand, shall have terminated and the Buyer has not been subject to any such obligation since the issuance of the 8-K Filing.
(ii)    Limitations on Disclosure. Other than as required under the Transaction Documents (but subject to any other disclosure obligations of the Company with respect thereto) or in connection with any other commercial or other relationship with the Company, the Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Buyer with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof unless prior thereto the Buyer shall have consented in writing to the receipt of such information and agreed with the Company to keep such information confidential. If any material, non-public information is required to be provided by the Company or any of its Subsidiaries to the Buyer pursuant to the Transaction Documents, the Company shall obtain the Buyer’s prior written consent prior to providing such information to the Buyer, and if the Buyer fails to provide such written consent, the Company shall not be deemed to be in breach of any of the Transaction Documents as a result of the failure to provide such information. To the extent that the Company delivers any material, non-public information to the Buyer without the Buyer’s prior written consent in breach of the foregoing sentence, the Company hereby covenants and agrees that the Buyer shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information, provided that the Buyer shall remain subject to applicable law. Subject to the

Wejo | Securities Purchase Agreement	Page 20

foregoing, neither the Company, its Subsidiaries nor the Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of, but after prior written notice to, the Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release if Buyer is named in such release). Without the prior written consent of the applicable Buyer (which may be granted or withheld in the Buyer’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of the Buyer in any filing, announcement, release or otherwise, except in the 8-K Filing, the Resale Registration Statement (as defined below) and as otherwise may be required by applicable law or regulations. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Buyer shall not have (unless expressly agreed to by the Buyer in a definitive and binding agreement between the Company and the Buyer), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.
(i)    Compliance with Laws. None of the Company or any of its Subsidiaries shall violate any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.
(j)    Passive Foreign Investment Company. The Company shall use commercially reasonable efforts to conduct its business, and shall cause its Subsidiaries to use commercially reasonable efforts to conduct their respective businesses, in such a manner as will reduce the risk that the Company will be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code. If the Company determines that, with respect to any year, the Company is expected to constitute a passive foreign investment company, the Company shall promptly notify the Buyer as to such determination, and if requested by the Buyer, shall provide to the Buyer information sufficient to permit the Buyer to treat the Company as a qualified electing fund, within the meaning of Section 1295 of the Code.
(k)    Conversion Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyer in order to exercise the Warrants or convert the Notes. Except as provided in Section 5(c) and 5(d), no additional legal opinion, other information or instructions shall be required of the Buyer to exercise its Warrants or convert its Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Note Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.
(l)    Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby, if applicable.
(m)    General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(n)    Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be

Wejo | Securities Purchase Agreement	Page 21

integrated with the sale of the Securities in a manner which would require stockholder approval under the rules and regulations of Nasdaq and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the rules and regulations of Nasdaq, with the issuance of Securities contemplated hereby.
(o)    Rule 144. The Company shall cause the Securities and any Common Shares issuable pursuant to the Notes and Warrants to be eligible to be offered, sold or otherwise transferred by the Buyer pursuant to Rule 144 under the 1933 Act, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the 1933 Act and without any requirement for registration under any state securities or “blue sky” law, on and after the date that is six months following (i) the Closing Date with respect to the Notes and the Note Shares with respect thereto and (ii) the exercise of the Warrants with respect to the Warrant Shares with respect thereto.
(p)    Press Releases. The Company shall not, and shall not permit any of its Subsidiaries to, issue or disseminate to the public (by advertisement, press release or otherwise), submit for publication or otherwise cause or seek to publish any information naming the Buyer without the prior written consent of the Buyer; provided that, nothing in the foregoing shall be construed to prohibit the Company from making any submission or filing (i) which it is required to make by applicable law or pursuant to judicial process, (ii) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC or the Resale Registration Statement, or (iii) to the extent such disclosure is required by law or Nasdaq regulations; provided further, that (i) such filing or submission shall contain only such information as is necessary to comply with applicable law or judicial process and (ii) unless specifically prohibited by applicable law or court order, the Company shall promptly notify the Buyer of the requirement to make such submission or filing and provide the Buyer with a copy thereof prior to its publication with sufficient time for the Buyer to review and comment upon such disclosure, and in any event no fewer than two Business Days in advance of its publication, and incorporate any comments to such disclosure reasonably requested by the Buyer.
(q)    Share Reserve. So long as any of the Notes or Warrants remain outstanding, the Company shall at all times have no less than a number of authorized but unissued Common Shares reserved (i) for any issuance of Note Shares from its duly authorized share capital, not less than a number of shares of authorized but unissued Common Shares equal to the sum of a fraction, the numerator of which shall be the then outstanding Principal Amount plus an amount equal to all interest accruable but unpaid on such outstanding Principal Amount through the Maturity Date (as defined in the Notes), and the denominator of which shall be the Conversion Price (as defined in, and subject to adjustment in accordance with the terms of, the Note) and (ii) the maximum number of Warrant Shares initially issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of Common Shares reserved pursuant to this Section be reduced below the amount described in the formula immediately above other than in connection with any stock combination, reverse stock split or other similar transaction. If at any time the number of Common Shares authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval (if required) of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.
(r)    Registration Rights. The Company shall:
(i)    file registration statements with the SEC as soon as practicable but in no event later than the later of (A) 30 days after the Closing Date with respect to the Notes or (b) the date of filing

Wejo | Securities Purchase Agreement	Page 22

by the Company with the SEC of the financial statements required to be included in the Resale Registration Statement (as defined below) to register 100% of the Note Shares and Warrant Shares issuable as of the Closing Date (the “Registrable Shares”) on Form S-1 or Form S-3 under the 1933 Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (each such registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);
(ii)    use its commercially reasonable efforts to cause each such Resale Registration Statement to be declared effective as soon as practicable and in any event within 60 days of the filing thereof;
(iii)    not less than two calendar days prior to the filing of each such Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the Buyer copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Buyer. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Buyer and the plan of distribution as the Buyer may reasonably and promptly propose no later than two calendar days after the Buyer has been so furnished with copies of such documents as aforesaid;
(iv)    promptly prepare and file with the SEC such amendments and supplements to each such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 4(u) below, subject to the Company’s right to suspend pursuant to Section 4(t) below;
(v)    furnish to the Buyer such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Buyer may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Buyer;
(vi)    file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by the Buyer and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of each such Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 4(q)(vi) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;
(vii)    upon notification by the SEC that a Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within three Trading Days following the date of such notification request acceleration of such Resale Registration Statement (with the requested effectiveness date to be not more than two Trading Days later);
(viii)    upon notification by the SEC that a Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the 1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;
(ix)    advise the Buyer promptly (and in any event within two Trading Days thereof):
(A)    of the effectiveness of a Resale Registration Statement or any post-effective amendments thereto;

Wejo | Securities Purchase Agreement	Page 23

(B)    of any request by the SEC for amendments to a Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
(C)    of the issuance by the SEC of any stop order suspending the effectiveness of a Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
(D)    of the existence of any fact and the happening of any event that makes any statement of a material fact made in a Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in a Resale Registration Statement or the prospectus in order to make the statements therein not misleading;
(x)    cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and
(xi)    bear all expenses in connection with the procedures in paragraphs (i) through (x) of this Section 4(r) and the registration of the Registrable Shares on each such Resale Registration Statement and the satisfaction of the blue sky laws of such states.
(s)    Private Placement. The Buyer shall not be required to make any representations to, or undertake any obligations to, the SEC in connection with any Resale Registration Statement. The Buyer being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.
(t)    Registration Rights Indemnification.
(i)    The Company agrees to indemnify and hold harmless the Buyer and its respective Affiliates, partners, members, officers, directors, agents and representatives, and each person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or Section 20 the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in a Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon an untrue statement or omission or alleged untrue statement or omission made in a Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Buyer specifically for use in preparation of a Resale Registration Statement; provided further, however, that the Company shall not be liable to any Purchaser Party (or any partner, member, officer, director or controlling person of the Buyer) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) the Buyer failed to send or deliver a copy of the final prospectus with or prior to, or the Buyer failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the 1933 Act), the delivery of written confirmation of the sale by the Buyer to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, or (ii) (X)

Wejo | Securities Purchase Agreement	Page 24

such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or notified by the Company that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the 1933 Act, the Buyer thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or the Buyer fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the 1933 Act), the delivery of written confirmation of the sale by the Buyer to the person asserting the claim from which such Loss resulted.
(ii)    The Buyer agrees to indemnify and hold harmless the Company and its officers, directors, Affiliates, agents and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Buyer specifically for use in preparation of a Resale Registration Statement, and the Buyer will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 4(s) be greater in amount than the dollar amount of the net proceeds received by the Buyer upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation.
(iii)    Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4(s), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any Affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
(iv)    If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting

Wejo | Securities Purchase Agreement	Page 25

advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
(v)    If the indemnification provided for in this Section 4(s) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Shares.
(u)    Suspensions. The Buyer acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of a Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. The Buyer hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Buyer notice of the suspension of the use of said prospectus and ending at the time the Company gives the Buyer notice that the Buyer may thereafter effect sales pursuant to said prospectus; provided, that such suspension periods (“Allowable Grace Periods”) shall in no event exceed 30 days in any 12 month period and that, in the good faith judgment of the Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a Material Adverse Effect upon the Company or its stockholders.
(v)    Termination of Registration Rights. The obligations of the Company pursuant to Section 4(q) hereof shall cease and terminate (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Shares is declared effective by the SEC under the 1933 Act and such Registrable Shares have been disposed of by the Buyer in accordance with such effective Registration Statement, (b) such Registrable Shares have been previously sold in accordance with Rule 144, or (c) such Registrable Shares become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s Transfer Agent and the affected Buyer (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company).
(w)    Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Notes and Warrants to finance ordinary course of business expenditures of the Company and for no other purpose, including, without limitation, any dividends, distributions to stockholders, bonuses to directors or officers of the Company or repayment of any Indebtedness of the Company; provided, that the Company may (i) make ordinary course scheduled debt service payments consistent with past practice with respect to

Wejo | Securities Purchase Agreement	Page 26

Indebtedness of the Company outstanding as of the date hereof or otherwise senior in payment terms to the Note and (ii) repay other convertible notes issued on substantially similar terms to the Note on or about the date of the Note, provided that the Note is repaid in accordance with its terms and at the same time as such other convertible notes.
(x)    Selling Securityholder Questionnaire. The Buyer agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit E (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Shares of the Buyer in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to the Buyer if the Buyer fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three Business Days prior to the filing of the Registration Statement.
(y)    Allocation Amounts. The Notes and the Warrants constitute an investment unit. As such, the Company will allocate the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(e)(2) of the Code and Treasury Regulation Section 1.1273-2(h) (the "Allocation Amounts"), and shall provide written notice of the Allocation Amounts to the Buyer within 30 calendar days of the Closing Date, and the Allocation Amounts shall not be final until the Buyer provides its consent to the use of the Allocation Amounts, which shall not be unreasonably withheld. If the Buyer does not agree with the Allocation Amounts, the Company shall use commercially reasonable efforts to revise the Allocation Amounts to amounts that the Company and the Buyer mutually agree to.
    (z)    Negative Pledge. The Company will not, and will not permit any of its Subsidiaries to, create, incur or suffer to exist any Lien or other charge or encumbrance of any collateral securing the obligations hereunder, now owned or hereafter existing, or assign or otherwise convey any right to receive income or give its consent to the subordination of any right or to any right or claim of any other Person, except (a) Liens in favor of the Buyer, (b) only to the extent and subject to limitations in existence on the date hereof, Liens in favor of Securis Investment Partners LLP as security trustee on behalf of the Secured Parties (as defined in the Senior Loan Document) in existence on the date hereof securing the Indebtedness under the Senior Loan Document, (c) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (d) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (e) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (g) any Liens on capital assets that secure assets acquired in the future, (h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default and (i) bankers’ liens, rights of set off or similar rights as to accounts maintained with a financial institution ((a) through (i), collectively, “Permitted Liens”).
    (aa)    Post-Closing Deliverables. No later than 60 days after the date hereof, the Company shall (a) deliver to the Buyer a pledge agreement (or such other document as the Company and the Buyer shall deem appropriate for such purpose) executed by the Buyer granting the Buyer a security interest in the total outstanding capital stock of each Material Subsidiary and (b) cause each Material Subsidiary (as defined below) to deliver to the Buyer a security agreement (or such other document as the Buyer shall deem appropriate for such purpose) executed by such Material Subsidiary granting the Buyer a security interest in substantially all of the personal property of such Material Subsidiary, in each case, together with such documents and certificates as may be reasonably requested by the Buyer in connection with the foregoing. As used herein, “Material Subsidiary” means each Subsidiary (i) the assets of which equal or exceed 10% of the assets of the Company and all of its Subsidiaries (determined on a consolidated basis in accordance with GAAP) or (ii) the revenues of which equal or exceed 10% of the revenues of the Company and all of its Subsidiaries (determined on a consolidated basis in accordance with GAAP), in each case measured as of September 30, 2022.

Wejo | Securities Purchase Agreement	Page 27

(bb)    Restriction on Disposition. The Company shall not, and shall cause its Subsidiaries not to, sell, transfer, lease or otherwise dispose of any cash or other asset, including any equity interests owned by it, or issue any additional equity interests in any Subsidiary (other than Securities to the Buyer) (each, a “Disposition”, and the term “Dispose” as a verb has the corresponding meaning), or enter into any agreement to make any Disposition, except: (i) Dispositions to a Material Subsidiary following the Company’s delivery of the post-closing deliverables specified in Section 4(aa); (ii) Dispositions for wages for ordinary course services of employees, officers or directors of the Company or any of its Subsidiaries; (iii) Dispositions for trade payables entered into in the ordinary course of business consistent with past practice; (iv) Dispositions of damaged, obsolete or worn-out property no longer used or useful in the business, whether now owned or hereafter acquired, in the ordinary course of business consistent with past procatice; (v) Dispositions of equipment or real property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (vi) other Dispositions so long as (A) the consideration paid in connection therewith shall be cash or cash equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (B) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 4(bb), (C) no Event of Default is continuing as of the date of such Disposition and (D) the aggregate net book value of all of the assets sold or otherwise disposed of by the Company and its Subsidiaries in all such transactions occurring after the Effective Date shall not exceed $250,000 in the aggregate during any fiscal year; (vii) the use and disposition of cash or cash equivalents to the extent not otherwise prohibited by this Agreement or the other Transaction Documents; (viii) the disposition of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (ix) the license, sublicense, lease or sublease to third parties in arm’s length commercial transactions in the ordinary course of business consistent with past practice to the extent that the same does not interfere in any material respect with the business and operations of the Company of any of its Subsidiaries; (x) the swap or exchange of any property in the ordinary course of business consistent with past practice for reasonably equivalent consideration; (xi) the lapse, abandonment or other dispositions of intellectual property that is, in the reasonable business judgment of the Company or its Subsidiaries, no longer economically practicable or commercially desirable to maintain or useful in the conduct of the business of the Company and its Subsidiaries; and (xii) dispositions resulting from any casualty events, provided the proceeds thereof are applied in accordance with the terms of this Agreement, as applicable; provided, however, that in the event that all outstanding Principal (as defined in the Note), Interest (as defined in the Note) and Late Charges (as defined in the Note), as applicable, have been paid fully repaid to the Holder under the Note, or the Note has otherwise been cancelled in accordance with its terms, this Section 4(bb) shall be of no further force or effect.
(cc)    Incorporation by Reference. All Information Undertakings and General Undertakings of the Company and its Subsidiaries included in the Senior Loan Document are hereby incorporated by reference, mutatis mutandis, with the exception of Sections 12.4 and 12.5 of the Senior Loan Document.
5.                REGISTER; TRANSFER AGENT INSTRUCTIONS.
(a)    Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the registration of the Securities in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the aggregate principal amount of the Notes held by such Person, the number of Note Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives. This provision shall be construed

Wejo | Securities Purchase Agreement	Page 28

such that the Securities and the Notes are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any Treasury Regulations promulgated thereunder.
(b)    Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable) (the “Transfer Agent”) in a form acceptable to the Buyer (the “Irrevocable Transfer Agent Instructions”) to credit certificates or credit shares to each the Buyer’s (or its designee’s) account at DTC through its Deposit/Withdrawal At Custodian (“DWAC”) System, provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program (“FAST”) and the certificates or shares are then eligible for transfer through the DWAC System, or, if the Transfer Agent is not participating in FAST or if the shares are not then eligible for transfer through the DWAC system, issue and dispatch by overnight courier to the address as specified in (x) the Conversion Notice with respect to the Notes, (y) the exercise of the Warrants or (z) the notice that the Company is electing to issue Common Shares pursuant to the terms of the Notes or that the Buyer is electing to receive Common Shares pursuant to the Notes or the Warrants, a certificate, registered in the name of the Buyer or its designee, for the applicable number of Note Shares or Warrant Shares to which the Buyer is entitled, for the applicable Note Shares in such amounts as specified from time to time by the Company pursuant to the terms of the Notes. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to the Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the removal of any legends on any of the Securities shall be borne by the Company.
(c)    Legends. The Buyer understands that the Securities have been issued (or will be issued in the case of the Note Shares and the Warrant Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA

Wejo | Securities Purchase Agreement	Page 29

FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES
(d)    Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 5(c) or any other legend (i) while a registration statement covering the resale of such Securities is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), provided that the Buyer furnishes the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of Buyer’s counsel, (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 free of the current public information reporting requirement contained in Rule 144(c)(1), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Buyer provides the Company with an opinion of counsel to the Buyer, in customary form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable provisions of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two Business Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date the Buyer delivers such legended certificate representing such Securities to the Company) following the delivery by the Buyer to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Buyer as may be reasonably required above in this Section 5(d) (such date, the “Legend Removal Date”), as directed by the Buyer, either: (A) provided that the Transfer Agent is participating in FAST, credit the applicable number of Common Shares to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its DWAC system or (B) if the Transfer Agent is not participating in FAST, issue and deliver (via reputable overnight courier) to the Buyer, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Buyer or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith and the Buyer shall not be required to deliver or cause to be delivered a legal opinion in connection with a sale of such Securities pursuant to Rule 144.
(e)    If the Company or the Transfer Agent fails to deliver shares to the Buyer or an applicable assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(b) or Section 5(d), then in addition to the Buyer’s other available remedies hereunder, the Company shall pay to the Buyer, in cash, (1) as partial liquidated damages and not as a penalty, for each $1,000 of Note Shares and/or Warrant Shares (based on the VWAP (as defined in the Note) on the date that the Buyer delivered notice of its entitlement to such number of Common Shares on the date the Buyer delivers notice or a legended certificate, as applicable, to the Company or the Transfer Agent) for which the Company or the Transfer Agent fails to deliver shares without any restrictive legend an amount equal to $10 per Trading Day (increasing to $20 per Trading Day five Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such undelivered shares are delivered without a legend; and (2) if the Company is obligated to remove the restrictive legends pursuant to Section 5(d) but fails to (a) issue and deliver (or cause to be delivered) shares to the Buyer by the Legend Removal Date that are free from all restrictive and other legends and (b) if after the Legend Removal Date the Buyer purchases (in an open market transaction or otherwise) Common Shares to deliver in settlement of a sale by the Buyer of all or any portion of the number of Common Shares, or a sale of a number of Common Shares equal to all or any portion of the number of Common Shares, that the Buyer anticipated receiving from the Company without any restrictive legend, then an amount equal to the excess of the Buyer’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any)

Wejo | Securities Purchase Agreement	Page 30

over the product of (A) such number of Common Shares that the Company was required to deliver to the Buyer by the Legend Removal Date multiplied by (B) the price at which the sell order giving rise to such purchase obligation was executed. For avoidance of doubt, this Section 5(e) shall not be duplicative with any provisions in the Notes addressing any failure to deliver shares without restrictive legends.
(f)    FAST Compliance. While any Notes or Warrants remain outstanding, the Company shall maintain a transfer agent that participates in FAST.
6.                CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell the Notes and Warrants to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:
(i)    The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.
(ii)    The Buyer shall have delivered to the Company the Purchase Price for the Notes and the Warrants being purchased by the Buyer at such Closing by wire transfer of immediately available funds with respect to the Notes and Warrants to be purchased at Closing.
(iii)    The Buyer shall have delivered to the Company a properly completed and duly executed IRS Form W-9 from the Buyer.
(iv)    The representations and warranties of the Buyer shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the date of each such Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all respects or in all material respects, as applicable, as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the date of such Closing.
(v)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes and the Warrants, including without limitation, those required by Nasdaq, if any.
(vi)    The Buyer shall have delivered to the Company such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as the Company or its counsel may reasonably request.
7.            CONDITIONS TO THE BUYER’S OBLIGATION TO
PURCHASE.
The obligation of the Buyer hereunder to purchase its Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:
(i)    The Company and each Subsidiary (as the case may be) shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer (A) the Notes set forth across from the Buyer’s name on the Schedule of Buyers and (B) the Warrants initially exercisable for such aggregate number of Warrant Shares as is set forth across from the Buyer’s name in the Schedule of Buyers, in each case, at the Closing pursuant to this Agreement.

Wejo | Securities Purchase Agreement	Page 31

(ii)    The Company shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions, dated as of the Closing Date, in the form acceptable to the Buyer, which instructions shall have been delivered to and acknowledged in writing by the Transfer Agent.
(iii)    The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of the Company and each of its U.S. domiciled material Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten days of the Closing Date.
(iv)    The Company shall have delivered to the Buyer a certified copy of the Certificate of Incorporation of the Company as certified by the government of Bermuda within ten days of the Closing Date.
(v)    Each and every representation and warranty of the Company shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects or in all respects, as applicable, as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form acceptable to the Buyer.
(vi)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes and the Warrants, including without limitation, those required by Nasdaq, if any.
(vii)    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(ix)    The Company shall have submitted a Listing of Additional Shares Notification Form with Nasdaq relating to the issuance of the Notes and the Note Shares and Warrants and Warrant Shares as contemplated hereby.
(x)    The Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, setting forth the wire amount of the Buyer and the wire transfer instructions of the Company with respect to the Notes.
(xi)    The Company shall have delivered to Buyer a duly completed and executed perfection certificate (the “Perfection Certificate”) dated no earlier than five days prior to the Closing Date, in the form attached hereto as Exhibit D.
(xii)    All costs, fees, expenses (including, without limitation, legal fees and expenses) contemplated hereby to be payable by the Company shall have been paid to the extent due.
(xiii)    The Company and its Subsidiaries shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as the Buyer or its counsel may reasonably request.
8.                TERMINATION.

Wejo | Securities Purchase Agreement	Page 32

In the event that Closing shall not have occurred within ten calendar days of the Closing Date, then the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes and Warrants shall be applicable only to the Buyer providing such written notice. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
9.            MISCELLANEOUS.
(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement, interpretation and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Buyer hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts sitting in The City of New York, New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party (excluding the Security Agent) hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer or to enforce a judgment or other court ruling in favor of the Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
(b)    Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.
(c)    Headings; Gender; Interpretation. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter,

Wejo | Securities Purchase Agreement	Page 33

singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder.
(d)    Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any the Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Buyer, or collection by the Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.
(e)    Entire Agreement; Amendments.
(i)    This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, its Subsidiaries, their Affiliates and Persons acting on their behalf, including, without limitation, any transactions by the Buyer with respect to Common Shares or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements the Buyer has entered into with, or any instruments the Buyer has received from, the Company or any of its Subsidiaries

Wejo | Securities Purchase Agreement	Page 34

prior to the date hereof with respect to any prior investment made by the Buyer in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Buyer or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Buyer, or any instruments the Buyer received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking. For clarification purposes, the Recitals are part of this Agreement.
(ii)    No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Buyer may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer. The Company has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Company, any Subsidiary or otherwise. As a material inducement for the Buyer to enter into this Agreement, the Company expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives, nor any knowledge of the Buyer or any such advisors or representatives, whether obtained thereby or otherwise, shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document and (y) nothing contained in any of the SEC Documents shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Transaction Document.
(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, if received before 5:00 p.m. Eastern Standard time on a Business Day or, if received after 5:00 p.m. Eastern Standard Time on a Business Day or if not received on a Business Day, on the next succeeding Business Day, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:
If to the Company:

Wejo Group Limited Canon’s Court 22 Victoria Street Hamilton HM12, Bermuda Attention: Chief Financial Officer
with a copy (for informational purposes only) to:

Wejo | Securities Purchase Agreement	Page 35

Faegre Drinker Biddle & Reath LLP 2200 Wells Fargo Center 90 S. 7th Street Minneapolis, MN 55402-3901 Attention: Jonathan R. Zimmerman E-mail: Jon.Zimmerman@FaegreDrinker.com
If to the Transfer Agent:

Continental Stock Transfer and Trust Company 1 State Street 30th Floor New York New York 10004 Attn: Erika Harria Email: eharris@continentalstock.com

If to the Security Agent:

GLAS Americas LLC 3 Second Street, Suite 206 Jersey City, NJ 07311 Attention: TMGSUS Email: TMGSUS@glas.agency with a copy (which shall not constitute service of process and for informational purposes only) to:

Perkins Coie LLP 1155 Avenue of the Americas 22nd Floor New York, NY 10036-2711 Attention: Ronald Sarubbi and Nina Varughese Email: rsarubbi@perkinscoie.com and nvarughese@perkinscoie.com
If to the Buyer, to its e-mail address set forth on the Schedule of Buyers, with copies to the Buyer’s representatives as set forth on the Schedule of Buyers or to such other address, e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) electronically generated by the sender’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
(g)    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes and Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including, without limitation, by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and Warrants). The Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, provided such assignee agrees in writing to be bound by the provisions hereof that apply to the Buyer in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights. “Fundamental Transaction”

Wejo | Securities Purchase Agreement	Page 36

means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another subject entity whereby at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares is acquired by the Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all Subject Entities making or party to, or affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the Subject Entities making or party to, or affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Common Shares, or (v) reorganize, recapitalize or reclassify its Common Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such Subject Entities as of the Closing Date calculated as if any Common Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Shares without approval of the shareholders of the Company, (C) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, engage in one or more related transactions resulting in the directors of the Company as of immediately prior to such transaction or transactions ceasing to constitute at least 50% of the total number of directors of the Company as a result of such transaction or transactions, or (D) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
(h)    No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (except as provided in Section 4(s)).

Wejo | Securities Purchase Agreement	Page 37

(i)    Survival. The representations, warranties, agreements and covenants shall survive Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Shares and any other numbers in this Agreement that relate to the Common Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Shares after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.
(l)    Remedies. The Buyer and in the event of assignment by Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyer. The Company therefore agrees that the Buyer shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).
(m)    Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any Subsidiary does not timely perform its related obligations within the periods therein provided, then the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company or such Subsidiary (as the case may be), any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.
(n)    Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without

Wejo | Securities Purchase Agreement	Page 38

limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
(o)    Judgment Currency.
(i)    If for the purpose of obtaining or enforcing judgment against the Company in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(o) referred to as the “Judgment Currency”) an amount due in U.S. Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Business Day immediately preceding:
(1)    the date actual payment of the amount due, in the case of any proceeding in the courts of the State of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or
(2)    the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(o)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).
(ii)    If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(o)(i)(2), there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of U.S. Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.
(iii)    Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.
(p)    Performance Date. If the date by which any obligation under any of the Transaction Documents must be performed occurs on a day other than a Business Day, then the date by which such performance is required shall be the next Business Day following such date.
(q)    Enforcement Fees. The Company agrees to pay all costs and expenses of the Buyer incurred as a result of enforcement of the Transaction Documents and the collection of any amounts owed to the Buyer hereunder (whether in cash, equity or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.
(r)     MFN. The Company shall promptly provide the Buyer with written notice and copies of any and all term sheets, definitive documents, together with any additional information relating thereto as may be reasonably requested by the Buyer, that it enters into with respect to the issuance of a note and/or warrant to purchase Common Shares (the “Subsequent Securities”) prior to the later of (a) the Maturity Date and (b) the Maturity Date Extension provided, that, to the extent a Maturity Date Extension does not

Wejo | Securities Purchase Agreement	Page 39

occur, the Company shall have no obligation to provide notice related to any Subsequent Securities pursuant to this Section 9(r) after the Maturity Date. In the event the Buyer determines that any term(s) with respect to any Subsequent Securities that are issued by the Company is preferable to any term(s) set forth in this Agreement, the Buyer may notify the Company of such in writing (the “Buyer MFN Notice”); provided that such MFN Notice is provided within 15 Business Days of the Company’s notice to the Buyer of the issuance of the Subsequent Securities. Upon the Company’s receipt of such written notice, the Company shall amend and restate the Agreement to reflect such preferable terms in form and substance reasonably satisfactory to the Buyer.
10.                 SECURITY AGENT.
(a)    Appointment; Authorization. The Buyer, together with any successors or assigns thereof, hereby irrevocably appoints, designates and authorizes GLAS Americas LLC as “Security Agent” under the Debenture to take such action on their behalf under the provisions of the Notes and the Debenture and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Debenture, together with such powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Security Agent, and the Company shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or “Security Agent” in the Debenture (or any other similar term) with reference to the Security Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding any provision to the contrary contained elsewhere in the Notes, the Debenture or any other agreement, instrument or document related hereto or thereto, the Security Agent shall not have any duty or responsibility except those expressly set forth in the Debenture, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Notes, the Debenture or any other agreement, instrument or document related hereto or thereto or otherwise exist against the Security Agent. The Buyer hereby authorizes and directs the Security Agent to execute and deliver Transaction Documents, as applicable, and any ancillary documents related thereto to which it is a party.
(b)    Exculpatory Provisions.
(i)    The Security Agent shall not have any duties or obligations except those expressly set forth in Section 10 of this Agreement and the Debenture, and its duties shall be administrative in nature. Without limiting the generality of the foregoing, the Security Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default (as defined in the Notes) or Event of Default (as defined in the Notes) has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers; and (iii) shall not, except as expressly set forth in Section 10 of this Agreement and the Debenture, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Security Agent or any of its Affiliates in any capacity.
(ii)    The Security Agent shall not be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.
(iii)    The Security Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement, the Notes, the Debenture or any other agreement, instrument or document related

Wejo | Securities Purchase Agreement	Page 40

hereto or thereto, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, the Notes, the Debenture or any other agreement, instrument or document related to this Agreement, the Notes or Debenture, or (e) any failure of the Company or any other party to this Agreement, the Notes, Debenture or any other agreement, instrument or document related to this Agreement, the Notes or Debenture to perform its obligations thereunder. The Security Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, the Notes, the Debenture or any other agreement, instrument or document related to this Agreement, the Notes or the Debenture, or to inspect the properties, books or records of the Company or any Affiliate of the Company.
(iv)    Notwithstanding anything herein to the contrary, the Security Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated the Transaction Documents or any other related documents that the Security Agent is required to exercise as directed in writing by the Buyer; provided, the Security Agent shall be entitled to refrain from any act or the taking of any action any Transaction Document or any other related documents or from the exercise of any power or authority vested in it hereunder or thereunder unless and until the Security Agent shall have received instructions from the Buyer, and if the Security Agent deems necessary, satisfactory indemnity, and shall not be liable for any such delay in acting. The Security Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Security Agent to liability or that is contrary to Section 10 of this Agreement, the Debenture or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law. For purposes of clarity, phrases such as “satisfactory to”, “approved by”, “acceptable to”, “as determined by”, “in its sole discretion”, “in the discretion of”, “selected by”, “requested by” the Security Agent and phrases of similar import authorize and permit the Security Agent to approve, disapprove, determine, act or decline to act in its discretion. The Security Agent shall not have any liability for any delay in acting or failure to exercise any such discretionary action, right or power nor shall the Security Agent be obligated to act at the direction of the Buyer unless it has received indemnity and/or security satisfactory to it.
(v)    In no event shall the Security Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation. strikes, work stoppages, accidents acts of war or terrorism civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics or epidemics or disease, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or other causes reasonably beyond its control; it being understood that the Security Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(vi)    The Security Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by Section 10 of this Agreement.
(c)    Rights and Protections.
(i)    The Security Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or

Wejo | Securities Purchase Agreement	Page 41

other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Security Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Security Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(ii)    No provision of any Transaction Document or any related document shall require the Security Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any such document.
(iii)    In no event shall the Security Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Security Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(iv)    The rights, privileges, protections, immunities and benefits given to the Security Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Security Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, and in its duties under any Transaction Document or related document.
(v)    The Security Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Security Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
(vi)    The Security Agent may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(vii)    The Security Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Company or the Buyer.
(viii)    Any corporation into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation succeeding to the corporate trust business of the Security Agent shall be the successor of the Security Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
(ix)    If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Charged Property shall be located, or the Security Agent shall be advised by counsel, satisfactory to it, that it is reasonably necessary in the interest of the Buyer, or the Buyer shall in writing so request the Security Agent, or the Security Agent shall deem it desirable for its own protection in the performance of its duties under the Transaction Documents, the Security Agent and the Buyer shall, at the reasonable request of the Security Agent, execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Security Agent (or the Buyer, as the case may

Wejo | Securities Purchase Agreement	Page 42

be), either to act as co-Security Agent of all or any of the Charged Property, jointly with the Security Agent, or to act as separate security agent. In case an Event of Default shall have occurred and be continuing, the Security Agent may act under the foregoing provisions of this Section 10(c)(ix) without the concurrent consent of the Buyer, and the Buyer hereby appoint the Security Agent as its attorney to act under the foregoing provisions of this Section 10(c)(ix) in such case.
(d)    Successor Agent. The Security Agent may resign as the Security Agent at any time upon ten days’ prior notice to the Buyer and the Company. If the Security Agent resigns under the Notes, the Buyer shall appoint a successor agent. If no successor agent is appointed prior to the effective date of the resignation of the Security Agent, the Security Agent may appoint a successor Security Agent on behalf of the Buyer at the discretion of the Buyer and at the sole cost of the Company. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Security Agent and the term “the Security Agent” shall mean such successor agent, and the retiring Security Agent’s appointment, powers and duties as the Security Agent shall be terminated. After the Security Agent’s resignation hereunder as the Security Agent, the provisions of this Section 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Security Agent. If no successor agent has accepted appointment as the Security Agent by the date which is 30 days following a retiring Security Agent’s notice of resignation, a retiring Security Agent’s resignation shall nevertheless thereupon become effective, and the Buyer shall perform all of the duties of the Security Agent hereunder until such time as the Buyer shall appoint a successor agent as provided for above.
(e)    Non-Reliance on the Security Agent. The Buyer acknowledges that it has, independently and without reliance upon the Security Agent or any of its Related Parties and based on such documents and information as they have deemed appropriate, made its own credit analysis and decision to enter invest in the Notes. The Buyer also acknowledges that it will, independently and without reliance upon the Security Agent or any of its Related Parties and based on such documents and information as they shall from time to time deem appropriate, continue to make their own decisions in taking or not taking action under or based upon the Notes, the Debenture or any related agreement or any document furnished hereunder or thereunder.
(f)    Charged Property Matters.
(i)    The Buyer irrevocably authorizes the Security Agent to release any Lien (as defined in the Notes) granted to or held by the Security Agent under the Debenture (i) when all obligations under or pursuant to the Note have been paid in full; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any sale or other disposition permitted under the Notes and each other agreement, instrument or document related thereto (it being agreed and understood that the Security Agent may conclusively rely without further inquiry on a certificate of an officer of the Company as to the sale or other disposition of property being made in compliance with the Notes and each other agreement, instrument or document related thereto); or (iii) if approved, authorized or ratified in writing by the Buyer. The Security Agent shall have the right, in accordance with the Debenture to sell, lease or otherwise dispose of any Charged Property for cash, credit or any combination thereof, and the Security Agent may purchase any Charged Property at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations. In connection with the release of any Lien, the Company shall deliver to the Security Agent an Officer’s Certificate and Opinion of Counsel which each states that: (i) such release of Lien is authorized or permitted the terms of the Transaction Documents and (ii) that all conditions precedent in the Transaction Documents to such release have been satisfied. The Company shall also provide the Security Agent with a Company order which shall authorize and direct the Security Agent to execute and delivery the necessary documents to effectuate such release of Lien.

Wejo | Securities Purchase Agreement	Page 43

(ii)    Notwithstanding anything in any Transaction Document or any related document to the contrary, the Security Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder or thereunder.
(iii)    The Security Agent shall incur no liability as a result of the sale (whether public or private) of the Charged Property or any part thereof at any sale pursuant to any Transaction Document conducted in a commercially reasonable manner. Each of the Company and the Buyer hereby waive any claims against the Security Agent arising by reason of the fact that the price at which the Charged Property may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Security Agent accepts the first offer received and does not offer the Charged Property to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Company and the Buyer hereby agree that in respect of any sale of any of the Charged Property pursuant to the terms hereof, Security Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Company and the Buyer further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Security Agent be liable or accountable to the Company or the Buyer for any discount allowed by reason of the fact that the Charged Property or any part thereof is sold in compliance with any such limitation or restriction.
(g)    Indemnification and Compensation.
(i)    The Company, the Guarantors party to that certain Guaranty dated as of the date hereof and the Buyer shall, jointly and severally, indemnify, defend and hold harmless the Security Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Security Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's and agent's fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Security Agent directly or indirectly relating to, or arising from, claims against the Security Agent (whether asserted by the Buyer, the Company or otherwise) by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable and documented, out of pocket attorneys' fees and expenses of one outside counsel and court costs, the costs and expenses of enforcing the terms of Section 10 of this Agreement (including the indemnification provided herein), any Transaction Document or any related document, and of defending itself against any claims except to the extent caused by the Security Agent's gross negligence or willful misconduct.
(ii)    The Company shall promptly pay the Security Agent the compensation, as agreed upon with the Company in writing, for all services rendered by the Security Agent hereunder and shall reimburse the Security Agent for its out-of-pocket expenses (including outside counsel fees and expenses), disbursements and advances incurred or made by the Security Agent (or its agent) in connection with the services rendered by it under the Transaction Documents or any related document. To the extent that the Company for any reason fails to indefeasibly pay any amount required to be paid by it to the Security Agent (or any sub-agent thereof), Related Party of the Security Agent (or any sub-agent thereof) or its counsel, the Buyer hereby agrees to pay to the

Wejo | Securities Purchase Agreement	Page 44

Security Agent (or any such sub-agent), such Related Party of the Security Agent (or any sub-agent thereof) or its counsel, as the case may be, such unpaid amount.
(iii) The obligations of this Section 10(g) shall survive the termination of this Agreement or any Transaction Document, or the earlier resignation or removal of the Security Agent.
(h)    Marshaling; Payments Set Aside. Neither the Security Agent nor the Buyer shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Security Agent, or the Security Agent enforces its Liens (as defined in the Notes) or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Security Agent (at the written direction of the Buyer)) to be repaid to a trustee, receiver or any other party in connection with any bankruptcy, insolvency or similar proceeding, or otherwise, then (i) to the extent of such recovery, the obligation under the Notes intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and (ii) the Buyer agrees to pay to the Security Agent upon demand its share of the total amount so recovered from or repaid by the Security Agent to the extent paid to the Buyer.
(i)    No Conflict. In the event of any conflict between the provisions of this Section 10 and the Debenture, the terms of Section 10 of this Agreement shall govern.
[signature pages follow]

Wejo | Securities Purchase Agreement	Page 45

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

WEJO GROUP LIMITED

By:	/s/ John Maxwell
John Maxwell
Chief Financial Officer

Wejo | Securities Purchase Agreement	Signature Page

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

GENERAL MOTORS HOLDINGS LLC

By:	/s/ John Stapleton
	Name:	John Stapleton
	Title:	Vice President, Global Financial Strategy and FP&A
ACKNOWLEDGED AND AGREED
SOLELY AS TO SECTION 10 OF THIS AGREEMENT

Wejo | Securities Purchase Agreement	Signature Page

ACKNOWLEDGED AND AGREED
SOLELY AS TO SECTION 10 OF THIS AGREEMENT

GLAS AMERICAS LLC,
solely in its capacity as Security Agent

By:	/s/ Lisha John
Name:	Lisha John
Title:	Vice President

ACKNOWLEDGED AND AGREED
SOLELY AS TO SECTION 10(g) OF THIS AGREEMENT

Wejo Limited, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Wejo Bermuda Limited, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Wejo Concierge UK Ltd, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Wejo | Securities Purchase Agreement	Signature Page

Wejo Treasury UK Limited, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Wejo Inc., as Guarantor

By:	/s/ Richard Barlow

Name:	Richard Barlow

Title:	Chief Executive Officer

Wejo Data Services Inc., as Guarantor

By:	/s/ Richard Barlow

Name:	Richard Barlow

Title:	Chief Executive Officer

Wejo California Corp, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Wejo Services Inc., as Guarantor

By:	/s/ Richard Barlow

Name:	Richard Barlow

Title:	Chief Executive Officer

Wejo | Securities Purchase Agreement	Signature Page

Wejo Japan KK, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Director

Virtuoso Acquisition Corp., as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Director

Call Compare Ltd, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Rewardrive Ltd, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Chief Financial Officer

Wejo EU, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell
Title:	Chief Financial Officer

Wejo | Securities Purchase Agreement	Signature Page

Wejo GmbH, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Managing Officer

Wejo EU France, as Guarantor

By:	/s/ John Maxwell

Name:	John Maxwell

Title:	Directior

Wejo | Securities Purchase Agreement	Signature Page

Schedule of Buyers
Buyer	Address	Aggregate Principal Amount of Notes	Aggregate Number of Warrant Shares	Purchase Price	Legal Representative’s Address
General Motors Holdings LLC	300 Renaissance Center, Detroit, MI, 48265 Attention: Lead Counsel, Corporate Development Email:	$10,000,000	1,190,476	$9,500,000	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178-0060 Attention: Robert Dickey Email: robert.dickey@morganlewis.com